Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Steven Schwartz
Treasurer, Head of Investor Relations
888-221-1234 ext. 3763
sschwartz@american-equity.com

American National Completes Full Redemption of Outstanding Depositary Shares

Representing Interests in its 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B

HOUSTON, TX, October 6, 2025 (GLOBE NEWSWIRE) — American National Group Inc. (the “Company”) (NYSE: ANG PRB) today announced that the Company has completed the previously announced redemption (the “Redemption”) of all the 12,000 outstanding shares of its 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) and the corresponding 12,000,000 depositary shares, each representing a 1/1,000th interest in one share of Series B Preferred Stock (the “Depositary Shares”). The redemption price for the Depositary Shares was $25.00 per Depositary Share (equivalent to $25,000 per share of Series B Preferred Stock) plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend attributable to 1/1,000th of a share of Series B Preferred Stock to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date (which was October 6, 2025) (the “Redemption Date”, and such redemption price, the “Redemption Price”). The Company funded the Redemption Price with the net proceeds from its previously announced sale of $500,000,000 aggregate principal amount of the Company’s 7.000% Fixed-Rate Reset Junior Subordinated Notes due 2055.

None of the Series B Preferred Stock or Depositary Shares remain outstanding, and all rights with respect to such stock or depositary shares have ceased and terminated except only the right of the holders of the Depositary Shares to receive the Redemption Price, without interest. Investors in the Depositary Shares should contact the bank or broker through which they held a beneficial interest in the Depositary Shares for information about obtaining the Redemption Price for the Depositary Shares in which they had a beneficial interest.

In connection with the Redemption, the New York Stock Exchange (“NYSE”) has suspended trading of the Depositary Shares effective prior to the opening of trading on the Redemption Date. NYSE has filed with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of all of the Depositary Shares from NYSE. In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all of the Depositary Shares. Deregistration of the Depositary Shares is expected to become effective 90 days after the Form 15 is filed.

ABOUT AMERICAN NATIONAL GROUP INC.

American National Group Inc. offers a broad array of insurance products and services, including retail and institutional annuities. Business is conducted through its subsidiaries in all 50 U.S. states, the District of Columbia, Puerto Rico and Bermuda. For more information, please visit AmericanNational.com/home/about-us/investor-relations.

Forward-Looking Statements

All statements contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments. They use words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things, the factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025 and any other documents we file with the SEC.

Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.